Anchor BanCorp Wisconsin Inc. Announces Record Quarter and Record Year End Earnings

MADISON, WI -- 05/20/2005 -- Anchor BanCorp Wisconsin Inc. (OTC: ABCW) announced net income of $17.5 million for the quarter ended March 31, 2005, and net income of $49.7 million for the twelve-month period ended March 31, 2005. Both figures represented new record levels for the corporation, and compare to $12.1 million for the same quarter in 2004 and $47.4 million for the twelve-month period ended March 31, 2004.

"We had an outstanding year with asset growth of 6.4 percent, which allowed us to reach total assets of $4.06 billion for the first time," said Douglas J. Timmerman, President. "Our growth can primarily be attributed to an 11.3 percent increase in our overall loan portfolio and deposit growth of 10.1 percent. We are looking forward to continued growth through our upcoming branch expansions in Wisconsin, primarily in Green Bay and the greater Milwaukee area."

Diluted earnings per share were $.77 for the quarter ended March 31, 2005, as compared to $.53 for the same quarter last year. Diluted earnings per share were $2.16 for the twelve-month period ended March 31, 2005, which compares to $2.02 for the twelve-month period for the same period last year.

"As a result of the sale in the fourth quarter of part of our California real estate development project, diluted earnings per share were positively impacted by approximately $.24, or $5.36 million of net income after tax," added Timmerman.

The interest rate spread increased from 2.95 percent to 3.19 percent for the quarter ended March 31, 2005, and from 3.10 percent to 3.16 percent for the twelve-month period ended March 31, 2005. Net interest margin increased from 3.03 percent to 3.29 percent and from 3.21 percent to 3.27 percent for the same periods last year.

During the quarter ended March 31, 2005, 713,990 shares were purchased under a previously authorized repurchase program. The repurchases are made from time to time in open-market and/or negotiated transactions as, in the opinion of management, market conditions may warrant.

Effective with the May 2005 dividend payment, the Board of Directors increased the quarterly per share dividend from 12.5 cents to 13.5 cents, which represents an increase of 8 percent.

Anchor BanCorp's stock is traded on the over-the-counter market under the NASDAQ symbol ABCW. AnchorBank fsb, the wholly owned subsidiary, has 57 full-service offices and two loan origination only offices. All are located in Wisconsin.

This news release contains certain forward-looking statements based on unaudited financial statements, results of operations and business of Anchor BanCorp. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include changes in general economic conditions, deposit flows, loan demand, asset quality, competition, legislation or regulation and accounting principles, policies or guidelines affecting reports filed with the Securities and Exchange Commission for financial and business information regarding Anchor BanCorp, including information which could affect Anchor BanCorp's forward-looking statement.

                           ANCHOR BANCORP WISCONSIN INC.
                                FINANCIAL HIGHLIGHTS
                 (Dollars in thousands - except per share amounts)
                                   (Unaudited)

                              Three Months Ended     Twelve Months Ended
                                   March 31,                March 31,
                                2005        2004        2005       2004
                             ---------   ---------   ---------   ---------
Operations Data:

 Net interest income         $  31,231   $  26,823   $ 120,703   $ 110,355
 Provision for loan losses         165         600       1,579       1,950
 Net gain on sale of loans       2,350       2,384       6,066      15,327
 Real estate investment
  partnership revenue           51,305       9,507     106,288      49,735
 Other non-interest income       7,245       7,534      24,805      17,014
 Real estate investment
  partnership cost of sales     30,966       6,436      74,875      29,881
 Other non-interest expense     24,682      18,789      87,700      79,697
 Minority interest in income
  of real estate partnership
  operations                     8,582         762      13,546       4,063
 Income before income taxes     27,736      19,661      80,162      76,840
 Income taxes                   10,223       7,523      30,450      29,471
 Net income                     17,513      12,138      49,712      47,369

Selected Financial
 Ratios (1):
 Yield on earning assets          5.56%       5.21%       5.41%       5.53%
 Cost of funds                    2.37        2.26        2.25        2.43
 Interest rate spread             3.19        2.95        3.16        3.10
 Net interest margin              3.29        3.03        3.27        3.21
 Return on average assets         1.75        1.29        1.28        1.30
 Return on average equity        22.03       16.05       15.89       15.82
 Average equity to average
  assets                          7.93        8.06        8.04        8.23
 Non-interest expense to
  average assets                  5.55        2.69        4.18        3.01

Per Share:
 Basic earnings per share    $    0.78   $    0.54   $    2.21   $    2.07
 Diluted earnings per share       0.77        0.53        2.16        2.02
 Dividends per share              0.13        0.11        0.49        0.43
 Book value per share            14.15       13.14       14.15       13.14

                                          March 31,            Percent
                                     2005          2004         Change
                                 -----------    -----------   -----------
Financial Condition:
Total assets                    $ 4,055,674    $ 3,810,386           6.4%
 Loans receivable, net
  Held for sale                        4,361         14,578         (70.1)
  Held for investment              3,414,608      3,066,812          11.3
 Investment securities available
   for sale, at fair value            52,055         29,514          76.4
 Mortgage-related securities
  available for sale, at fair
  value                              202,250        220,918          (8.5)
 Mortgage-related securities held
  to maturity, at amortized cost       1,502          4,303         (65.1)
 Deposits                          2,873,533      2,609,686          10.1
 Borrowings                          793,609        831,559          (4.6)
 Stockholders' equity                315,896        301,548           4.8
 Allowance for loan losses            26,444         28,607          (7.6)
 Non-performing assets                15,908         17,343          (8.3)

(1) Annualized when appropriate.

                     ANCHOR BANCORP WISCONSIN INC.
             CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                              (Unaudited)
                                                March 31,       March 31,
                                                  2005            2004
                                              ------------    ------------
                                                     (In Thousands)
Assets
 Cash and cash equivalents                    $    166,436    $    198,993
 Investment securities available for sale,
  at fair value                                     52,055          29,514
 Mortgage-related securities available for
  sale, at fair value                              202,250         220,918
 Mortgage-related securities held to maturity,
  at amortized cost                                  1,502           4,303
 Loans receivable, net
  Held for sale                                      4,361          14,578
  Held for investment                            3,414,608       3,066,812
 Foreclosed properties and repossessed
  assets, net                                        1,458           2,422
 Real estate held for development and sale          48,949          77,749
 Office properties and equipment                    30,495          31,233
 Other assets                                      133,560         163,864
                                              ------------    ------------
    Total assets                              $  4,055,674    $  3,810,386
                                              ============    ============

Liabilities and Stockholders' Equity
 Deposits                                     $  2,873,533    $  2,609,686
 Borrowings                                        793,609         831,559
 Other liabilities                                  62,834          60,902
                                              ------------    ------------
    Total liabilities                            3,729,976       3,502,147
                                              ------------    ------------

 Minority interest in real estate
  partnerships                                       9,802           6,691
                                              ------------    ------------

 Preferred stock, $.10 par value, 5,000,000
  shares authorized, none outstanding                    -               -
 Common stock, $.10 par value, 100,000,000
  shares authorized, 25,363,339 shares issued        2,536           2,536
 Additional paid-in capital                         68,627          67,926
 Retained earnings, substantially restricted       320,295         284,329
 Accumulated other comprehensive income               (708)          2,670
 Treasury stock (3,043,826 shares and
  2,408,804 shares, respectively), at cost         (68,441)        (50,324)
 Unearned deferred compensation                     (6,413)         (5,589)
                                              ------------    ------------
    Total stockholders' equity                     315,896         301,548
                                              ------------    ------------
    Total liabilities, minority interest and
     stockholders' equity                     $  4,055,674    $  3,810,386
                                              ============    ============

                   ANCHOR BANCORP WISCONSIN INC.
                 CONSOLIDATED STATEMENTS OF INCOME
                           (Unaudited)

                              Three Months Ended     Twelve Months Ended
                                   March 31,                March 31,
                                2005        2004        2005       2004
                             ---------   ---------   ---------   ---------
                                (In Thousands - except per share amounts)

Interest income:
 Loans                       $  48,762   $  42,244   $ 184,350   $ 172,831
 Mortgage-related securities     2,204       2,043       8,608       9,260
 Investment securities           1,024       1,628       5,008       7,326
 Interest-bearing deposits         806         179       2,013         845
                             ---------   ---------   ---------   ---------
   Total interest income        52,796      46,094     199,979     190,262
Interest expense:
  Deposits                      14,789      12,386      51,447      54,004
  Notes payable and other
   borrowings                    6,776       6,885      27,829      25,903
                             ---------   ---------   ---------   ---------
    Total interest expense      21,565      19,271      79,276      79,907
                             ---------   ---------   ---------   ---------
    Net interest income         31,231      26,823     120,703     110,355
Provision for loan losses          165         600       1,579       1,950
                             ---------   ---------   ---------   ---------
    Net interest income after
     provision for loan
     losses                     31,066      26,223     119,124     108,405
Non-interest income:
Real estate investment
 partnership revenue            51,305       9,507     106,288      49,735
Loan servicing income (loss)     1,116         649       3,592      (1,446)
Service charges on deposits      2,044       1,970       8,568       8,141
Insurance commissions              485         581       2,248       2,413
Net gain on sale of loans        2,350       2,384       6,066      15,327
Net gain on sale of
 investments and mortgage-
 related securities                  -       3,041       1,472       3,341
Other revenue (expense) from
 real estate operations          2,319         326       5,063        (365)
Other                            1,281         967       3,862       4,930
                             ---------   ---------   ---------   ---------
   Total non-interest income    60,900      19,425     137,159      82,076
Non-interest expense:
 Compensation                   11,715       9,359      42,481      39,018
 Real estate investment
  partnership cost of sales     30,966       6,436      74,875      29,881
 Occupancy                       1,788       1,722       6,752       6,521
 Furniture and equipment         1,602       1,440       6,001       5,708
 Data processing                 1,304       1,264       4,823       4,766
 Marketing                         880         321       3,910       2,693
 Other expenses from real
  estate operations              2,970       1,847       9,663       9,849
 Other                           4,423       2,836      14,070      11,142
                             ---------   ---------   ---------   ---------
   Total non-interest
    expense                     55,648      25,225     162,575     109,578
                             ---------   ---------   ---------   ---------
 Minority interest in income
  of real estate partnership
  operations                     8,582         762      13,546       4,063
                             ---------   ---------   ---------   ---------
    Income before income
     taxes                      27,736      19,661      80,162      76,840
Income taxes                    10,223       7,523      30,450      29,471
                             ---------   ---------   ---------   ---------
    Net income               $  17,513   $  12,138   $  49,712   $  47,369
                             =========   =========   =========   =========

Earnings per share:
Basic                        $    0.78   $    0.54   $    2.21   $    2.07
Diluted                           0.77        0.53        2.16        2.02

For more information, contact:

Michael Helser
CFO
(608) 252-1810

Douglas J. Timmerman
President
(608) 252-8782